As filed with the Securities and Exchange Commission on

Registration No. 333-[______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GEOPARK LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda		Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
Nuestra Señora de los Ángeles 179 Las Condes, Santiago, Chile
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GeoPark Limited Non-Executive Director Plan
(Full Title of the Plans)

CT Corporation System 111 Eighth Avenue New York, NY 10011 212-894-8940 (Name, address and telephone number, including area code, of agent for service)

Copies to: Maurice Blanco, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Phone: (212) 450 4000 Fax: (212) 701 5800

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Shares, par value $0.001 per share, reserved for issuance pursuant to share awards under the GeoPark Limited Non-Executive Director Plan	1,000,000	4.20	4,200,000	486.78

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) common shares, par value $0.001 per share (“Common Shares”), of GeoPark Limited (the “Registrant”), issuable pursuant to the GeoPark Limited Non-Executive Director Plan (the “Non-Executive Director Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Common Shares on the New York Stock Exchange on October 21, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are incorporated herein by reference:

(a)    The Registrant’s latest Form 20-F filed with the Commission on April 15, 2016 (the “Form 20-F”) pursuant to Section 13 or 15(d) of the Exchange Act (the Exchange Act), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-36298); and

(b)    The description of the Registrant’s Common Shares which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A (Exchange Act File No. 001-36298), dated February 4, 2014, including any amendments or supplements thereto.

In addition, all documents filed subsequent to the Form 20-F by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable, see Item 3(b).

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 98 of the Bermuda Companies Act, provides generally that a Bermuda company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 of the Bermuda Companies Act further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.

The Registrant’s bye-laws provide that it will indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and (by incorporation of the provisions of the Bermuda Companies Act) that it may advance monies to its officers and directors for the costs, charges and expenses incurred by its officers and directors in defending any civil or criminal proceeding against them on condition that the directors and officers repay the monies if any allegation of fraud or dishonesty is proved against them. The Registrant’s bye-laws provide that the Registrant and its shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to its directors, officers or persons controlling the Registrant pursuant to provisions of its bye-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, the Registrant has entered into service agreements with each of its directors, which provide that the Registrant may indemnify such directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 1.1 to the Form 20-F, Exchange Act File No. 001-36298)

4.2	Memorandum of Association of GeoPark Holdings Limited (incorporated herein by reference to Exhibit 1.2 to the Form 20-F, Exchange Act File No. 001-36298)

4.3	Form of amended and restated bye-laws (incorporated herein by reference to Exhibit 1.4 to the Form 20-F, Exchange Act File No. 001-36298)

5	Opinion of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (filed herewith)

23.1	Consent of Price Waterhouse & Co, S.R.L. (filed herewith)

23.2	Consent of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (included in Exhibit 5)

24	Power of Attorney (included on the signature pages hereof)

99.1	GeoPark Limited Non-Executive Director Plan (Amended and Restated) (filed herewith)

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on this 28 day of October, 2016.

Geopark Limited

By:	/s/ James F. Park
	Name:	James F. Park
	Title:	Chief Executive Officer and Deputy Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. Park and Gerald E. O'Shaughnessy, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on this 28 day of October, 2016 in the capacities indicated.

Signature	Title

/s/ James F. Park	Chief Executive Officer, Deputy Chairman and Director
James F. Park	(Principal Executive Officer)

/s/ Andres Ocampo	Chief Financial Officer (Principal Financial Officer and
Andres Ocampo	Principal Accounting Officer)

Chairman and Director
Gerald E. O’ Shaughnessy

/s/ Juan Cristóbal Pavez	Director
Juan Cristóbal Pavez

Director
Peter Ryalls

/s/ Carlos A. Gulisano	Director
Carlos A. Gulisano

Director
Robert Bedingfield

/s/ Pedro Aylwin Chiorrini	Director
Pedro Aylwin Chiorrini

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 1.1 to the Form 20-F, Exchange Act File No. 001-36298)

4.2	Memorandum of Association of GeoPark Holdings Limited (incorporated herein by reference to Exhibit 1.2 to the Form 20-F, Exchange Act File No. 001-36298)

4.3	Form of amended and restated bye-laws (incorporated herein by reference to Exhibit 1.4 to the Form 20-F, Exchange Act File No. 001-36298)

5	Opinion of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (filed herewith)

23.1	Consent of Price Waterhouse & Co, S.R.L. (filed herewith)

23.2	Consent of Cox Hallett Wilkinson Limited, Bermuda counsel to the Registrant (included in Exhibit 5)

24	Power of Attorney (included on the signature pages hereof)

99.1	GeoPark Limited Non-Executive Director Plan (Amended and Restated) (filed herewith)